Exhibit 21

CERTEGY INC. SUBSIDIARIES AS OF JANUARY 31, 2003

    AGES Participações S.A.
    Aircrown Ltd.
    Card Brazil Holdings, Inc.
    Card Brazil LLC
    Central Credit Services, Ltd.
    Certegy Asia Pacific Holdings, Inc.
    Certegy Asset Management, Inc.
    Certegy Australia PLC
    Certegy Canada, Inc.
    Certegy Capital, Inc.
    Certegy Card Services Australia Pty Ltd.
    Certegy Card Services, Inc.
    Certegy Card Services Ltd.
    Certegy Card Services S.A.
    Certegy Check Services, Inc.
    Certegy E-Banking Services, Inc.
    Certegy Europe LLC
    Certegy First Bankcard Systems, Inc.
    Certegy Global Card Services, Inc.
    Certegy Ireland Limited
    Certegy Licensing Services, Inc.
    Certegy New Zealand Ltd.
    Certegy Payment Recovery Services, Inc.
    Certegy Payment Services, Inc.
    Certegy Ltd.
    Certegy Ltda.
    Certegy Pty Ltd.
    Certegy S.A.
    Certegy SNC
    Certegy Transaction Services, Inc.
    Credit Union Card Services, Inc.
    Down Acquisition Corporation
    Equifax (Cayman Islands) Limited
    Financial Institution Benefits Association
    Financial Insurance Marketing Group, Inc.
    Retail Credit Management Ltd.
    Partech Ltda.
    Payment Brasil Holdings Ltda.
    Payment Chile S.A.
    Payment South America Holdings, Inc.
    Payment South America LLC
    Transax France PLC
    Transax PLC
    Viv plc